Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-204350) and the Registration Statements on Form S-8 (No. 333-108979, 333-166638, 333-180735, and 333-183911) of U.S. Energy Corp. of our report dated April 14, 2016, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of U.S. Energy Corp. for the years ended December 31, 2015, 2014 and 2013.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado

April 14, 2016